Resumes


Kenneth R. DeBree                 Date of Birth: 9-4-42
1355 W. Porphyry                  Weight: 225 lbs.
Butte, MT 59701                   Height: 5'10"


OBJECTIVE:   Airline Management

EXPERIENCE:  Commercial Pilot, Police Officer, Corporate Management

CERTIFICATES HELD:

Pilot Cert:   Commercial, Multi-Engine, Single Engine, Rotorcraft
              Helicopter, Instrument
Power Plant Mechanic
FCC Second Class
POST          Police Officer, Police Pilot

EDUCATION:

      1. High School - Helena Senior High - Helena, MT
      2. College   Northwestern University - Chicago, IL
      3. College   Carroll College - Helena, MT
      4. College   Montana Law Enforcement Academy - Bozeman, MT
      5. College   Montana State University - Bozeman, MT
      6.  Law Enforcement
          Special classes and courses.
          a. Bomb Identification and Handling
          b. Narcotics Investigation
          c. Security for Public Events
          d. Advanced Criminal Investigations
      7.  Flight School Airplane and Helicopter Kalispell, MT
      8. Flight Safety                 Cheyenne  Lakeland, FL
      9. Flight Training Casa 212      Denver, CO
     10. Flight Training Boeing 707, DC-6         Miami, FL
     11. Airline Instructor Training  Denver, CO

WORK HISTORY:

1. May 1960 - July 1970 U S Navy
     Weapons System Officer. Started as an Electronics Tech and advanced to the point of System Officer in charge of approximately sixty men.

2. August 1970 - July 1974             Wolff Aviation      Helena, MT
     Part time - aircraft maintenance. Maintained general aviation aircraft.

3. June 1974 - May 1978                K & F Aviation  Helena, MT
     Part time - Pilot & Salesman. Ran a small company that purchased and then resold fresh sea food.

4. August 1970 - February 1980 Lewis & Clark Sheriff Dept., Helena, MT
     Patrol Officer, Police Pilot, Narcotics & Criminal Investigator. I started as a street officer and worked my way to being a criminal investigator. I earned the award "Police Office of the
      Year" in 1974 for an extensive undercover investigation that resulted in the arrest and conviction of a number of attorneys.

5. June 1980 - November 1980 Continental Divide Helicopters Erie, CO Pilot Mechanic. Flew and maintained Hughes and Bell Helicopters.

6. November 1980 - August 1982           Orion, Inc. Billings, MT
     Vice President Operations & Pilot. I completely certificated this company under the rules and regulations of FAA Part 12 1.

7. August 1982 - December 1983         U S Jet    Denver, CO
     Assistant Director of Operations, Director of Marketing, Pilot, & Airline Security Officer. Beside managing an outlying station, I was the Assistant Operations Officer and Airline Security Officer. I was charged with the overall security of the company, as well as, in charge of the transportation of state and federal prisoners.

8. March 1984 - September 1985 Skyknight Helicopters Salt Lake City Director of Operations & Pilot. I was charged with the over responsibility of the operations of the company. The company was a helicopter company that had numerous helicopters on field contracts. I assigned and supervised a staff of approximately thirty pilots and mechanics, as well as, was sole fixed wing pilot who flew the company jet for corporate and public charters.

9. September 1985 - November 1988 Falcon Air Denver, CO
     Chief Operations Officer, Pilot, & Check Airman. I was charged with the responsibility for the everyday operation of this company. I assigned and supervised approximately thirty employees, as well as, bid contracts and arranged the start up of these contracts. I certificated this company under the rules of Part 135 and held the positions of Director of Operations, Chief Pilot, Check Airman, and Security Officer.

10. January 1990 until Present -  U S Jet, Inc. Butte, MT
     Corporate Administration, Company President, Pilot, & Sales. I was assigned the job of Company President and charged to certificate this company under the rules and regulations of FAA - DOT Part 12 1.


EXPERIENCE SUMMARY:

    1. Aviation Management Twelve years
    2. Charter Pilot               Twenty years
    3. Aviation Marketing          Ten years
    4. Check Airman                Two years
    5. Police Pilot                Ten years
    6. Investigations              Twenty years
    7. Company Training Officer    Three years
    8. Total Time                  15000+ hours
         Turbine Time              5900+ hours
         Multi-engine             12800+ hours
         Instrument                2500+ hours
    9. Low Level Flight             3000 hours
   10. Airline Pilot Instruction    2000+ hours
   11. Airline Check Airman          2 years

L. William Hegland
208 Penry Square Folsom, CA 95630

Date of Birth: 2-13-31
Weight: 190 lbs.
Height: 6'1"
Health: Excellent, Class II FAA Medical

PROFESSIONAL EXPERIENCE:

1. October 1989 to 1997:      President and General Manager of The Financial
                            Company, Sacramento, California

                              As General Manager, responsible for all aspects of the business including underwriting sourcing supervision and accounting. As Trustee,
                         responsible for fiduciary, legal, and ethical
                              handling of accounts and business operations.

2. January 1986 to October 1989:        President and consultant of Pacific
                              Management Consultants, Sacramento,
                              California

                              As a consultant, responsible for financial and strategic aspect of client projects. Worked with others to develop long range planning data in the areas of finance, logistics, sales, and facilities.

MILITARY EXPERIENCE:

United States Air Force. Active August 1952 to April 1978. Active Reserves April 1978 to March 1991.

      Rank Major General

      Total Flying Time 7,500 hours

1. July 1983 to November 1990:  Mobilization Assistant to the Commander,
                                Travis AFB, California

2. April 1980 to July 1983:     Mobilization Assistant to the Commander.
                                Sacramento Air Logistics Center. McClellan
                                AFB, California

3. October 1978 to April 1980:  Vice Commander, 4' Air Force. McClellan AFB,
                                California

EDUCATION:

California State University, Sacramento, California Master of Science, Business Administration, Minor Finance

      California State University, Sacramento, California
      Bachelor of Arts, Speech - English 1957

AFFILIATIONS:

Airlift Association
Air Force Association
Reserve Officers Association
Sacramento Metropolitan Chamber of Commerce
International Brotherhood of the Knights of the Vine.



          Bill Markovich, Jr. Mr. Markovich is owner and President of Markovich Construction and Real Estate, Inc., a major commercial real estate construction, development and services company with a forty year history in the Southwestern Montana area.


          Johnny Chao. Mr. Chao is owner and President of Trans-Pacific Aerospace, Inc., Scottsdale, Arizona, a consulting firm that since 1989 has provided professional management and technical services to major Asian air carriers and freight forwarders.